UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FIRSTMERIT CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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EXPLANATORY NOTE

This filing consists of a script to be used by representatives of FirstMerit Corporation (the “Corporation”) in connection with discussions with investors of the Corporation regarding the Corporation’s 2013 Annual Meeting of Shareholders.

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This is a continuation of our dialogue with you as part of an ongoing process to enhance corporate governance and shareholder communication. Over the past 12 months we have heard your interests and concerns on a number of issues and shared this with our compensation committee. We have taken action on a number of issues and continue to evaluate additional steps. We believe this is an evolving process.

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The improvements in our 2013 proxy mark a beginning to our progress with you on addressing your major areas of interest. We ask for your support in this year’s proxy in recognition of the positive actions we have taken to date and our ongoing commitment to corporate governance.